Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors
        TC PipeLines GP, Inc. General Partner of TC PipeLines, LP:

        We consent to the use of Blum, Shapiro & Company, P.C.'s report, dated February 20, 2020, (who was acquired by CliftonLarsonAllen LLP on January 1, 2021) relating to their audits of the consolidated balance sheets of Iroquois Gas Transmission System, L.P., and its subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in partners' equity and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes to the consolidated financial statements (collectively, the "financial statements") which appears in the December 31, 2019 annual report on Form 10-K of TC PipeLines, LP, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ CliftonLarsonAllen LLP

West Hartford, Connecticut
January 22, 2021